EXHIBIT 16.1


                         [Comiskey & Company Letterhead]




July 16, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 9, 2001, of Cheshire Distributors, Inc. and are in agreement with the statements contained in paragraphs 1 and 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Comiskey & Company

PROFESSIONAL CORPORATION

By:  /s/ Jennifer Maliar
     Jennifer Maliar, C.P.A.